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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.
San Francisco, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-213751 and 333-214956) and Form S-8 (Nos. 333-204280, 333-215303 and 333-219939) of Jaguar Health, Inc. of our report dated April 9, 2018, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

San Francisco, California

April 9, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm